As filed with the Securities and Exchange Commission on March 19, 2010
Registration No. 333-163467

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Pre-Effective Amendment No. 2
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________
AIR METHODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	84-0915893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron D. Todd
Chief Executive Officer
7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Lester R. Woodward, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400
_____________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
______________________________________
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of registration fee (3)
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $0.06 per share
Preferred Stock, par value $1.00 per share
Warrants
Guarantees of Debt Securities
Rights
Units
Depositary Shares
Common Stock
Total	$200,000,000	$11,160.00 (4)

(1) Includes an indeterminate number of shares of common stock and preferred stock, warrants to purchase common stock and preferred stock and an indeterminate principal amount of debt securities.  This Registration Statement also covers (i) common stock or debt securities that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.  No separate consideration will be received for any securities issued upon conversion or exchange.  In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities which may be offered pursuant to this registration statement, include, pursuant to Rule 416 of the Securities of 1933, as amended (the “Securities Act’), such additional number of shares of common stock of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2) Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $200,000,000.00 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies by the Registrant.

(3) Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

(4) The Registration Fee was previously paid to the Commission.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Air Methods Corporation are guarantors of certain debt securities registered hereunder and are co-registrants:

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Rocky Mountain Holdings, L.L.C.	Delaware	87-0533822
Mercy Air Services, Inc.	California	33-0320626
LifeNet, Inc.	Missouri	43-1883381
FSS Airholdings, Inc.	Delaware	25-1413123

c/o Air Methods Corporation
7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron D. Todd
Chief Executive Officer
Air Methods Corporation
7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Lester R. Woodward, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400
_____________________

PROSPECTUS
The information in this prospectus is not complete and may be changed.  Air Methods Corporation may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and Air Methods Corporation is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 19, 2010
$200,000,000

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Guarantees of Debt Securities
Warrants
Rights
Units
Depositary Shares
_____________________

Under this shelf registration process, Air Methods Corporation (“Air Methods,” “we,” “us,” or “our”) may offer and sell from time to time up to $200,000,000 million of our senior and subordinated debt securities, common stock, $0.06 par value, preferred stock, $1.00 par value, warrants to purchase any of the other securities that may be sold under this prospectus, senior or subordinated unsecured guarantees of debt securities, rights to purchase common stock, preferred stock and/or senior or subordinated debt securities, depositary shares and units consisting of two or more of these classes or series of securities, securities that may be convertible or exchangeable to other securities covered hereby, in one or more transactions.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplements also may add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you invest in the securities.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select.  If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.  The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market® under the symbol “AIRM.” On March 18, 2010, the last reported sales price of our common stock on the NASDAQ Global Select Market® was $32.15 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market® or any securities exchange of the securities covered by the prospectus supplement.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 2 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. See “Where You Can Find More Information” and “Information Incorporated By Reference.” Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.  This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in “Where You Can Find More Information” and “Information Incorporated by Reference” before you invest. This prospectus may be used to sell securities only if it is accompanied by a prospectus supplement.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Except as otherwise indicated or where the context otherwise requires, as used in this prospectus, the terms “Air Methods,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Air Methods Corporation or to one or more of Air Methods Corporation’s consolidated subsidiaries or to Air Methods Corporation and its consolidated subsidiaries, taken as a whole.

THE COMPANY

Air Methods Corporation was established in Colorado in 1982 and now serves as the largest provider of air medical emergency transport services and systems throughout the United States of America.  We provide air medical emergency transport services under two separate operating models: the Community-Based Services model (“CBS”) and the Hospital-Based Services model (“HBS”).  In October 2002, we acquired 100% of the membership interest of Rocky Mountain Holdings, LLC (“RMH”), a Delaware limited liability company that conducted both CBS and HBS operations.  On October 1, 2007, we acquired 100% of the outstanding common stock of FSS Airholdings, Inc., the parent company of CJ Systems Aviation Group, Inc. (“CJ”).  RMH, Mercy Air Service, Inc. (“Mercy Air”), CJ, and LifeNet, Inc. (“LifeNet”) operate as wholly-owned subsidiaries of Air Methods.  As of December 31, 2009, our CBS division provided air medical transportation services in 21 states, while our HBS division provided air medical transportation services to hospitals located in 30 states under operating agreements with original terms ranging from one to eight years.  Under both CBS and HBS operations, we transport persons requiring intensive medical care from either the scene of an accident or general care hospitals to highly skilled trauma centers or tertiary care centers.  Under the CBS delivery model, our employees provide medical care to patients en route, while under the HBS delivery model, medical care en route is provided by employees or contractors of our customer hospitals.  Our Products Division designs, manufactures, and installs aircraft medical interiors and other aerospace or medical  transport  products.

We maintain our principal executive offices at 7301 South Peoria, Englewood, Colorado 80112, and our telephone number is 303-792-7400.  Our website can be found at www.airmethods.com.  The information on our website is not a part of this prospectus.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated herein by reference, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A prospectus supplement, and information incorporated by reference therein, may also contain such forward-looking statements. The use of any statements containing the words “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions are intended to identify such statements. Forward-looking statements relate to, among other things:

•	statements concerning our possible or assumed future financial results;

•	flight volume and collection rates for CBS operations;

•	size, structure and growth of our air medical services and products markets;

•	continuation and/or renewal of HBS contracts;

•	acquisition of new and profitable Products Division contracts; and

•	other matters.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are discussed under the heading “Risk Factors” and in documents incorporated in this prospectus by reference and may be so included in any prospectus supplement, including, without limitation, in conjunction with the forward-looking statements. All forward-looking statements speak only as of the date made. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

Factors that could cause actual results to differ materially from our expectations include, among others, such things as:

•	acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;

•	risks related to our level of indebtedness;

•	loss of senior management or technical personnel;

•	a lack of available capital and financing;

•	the existence of unanticipated liabilities or problems relating to acquired businesses or properties;

•	difficulties involved in the integration of operations we have acquired or may acquire in the future;

•	general economic, market or business conditions;

•	risk factors discussed in this prospectus, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement; and

•	other factors, many of which are beyond our control.

Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

USE OF PROCEEDS

Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus and the relevant prospectus supplement will be used for (i) acquisition of additional air medical emergency transport companies or equipment, (ii) payment or reduction of outstanding indebtedness, (iii) various merger and acquisition activities, or (iv) other general corporate purposes. If any material part of the proceeds is to be used to repay outstanding indebtedness, the relevant prospectus supplement will provide information regarding the amount being prepaid, the date of and reason for incurrence of such indebtedness, the maturity of such indebtedness and the interest rate on such indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed the ratio of fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income/(loss) from continuing operations before income tax, adjustments for minority interests, cumulative effect of changes in accounting principles, and fixed charges. “Fixed charges” consist of interest and financing expense, amortization of deferred financing costs, and that portion of rental expense on operating leases deemed to be the equivalent of interest.  Our ratio of earnings to fixed charges is as follows for the periods indicated:

Year Ended December 31,
2005	2006	2007	2008	2009
2.51	3.11	3.68	2.29	2.95

PLAN OF DISTRIBUTION

We may sell securities under this prospectus and the relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices, varying prices determined at the time of sale or at negotiated prices. We may offer securities in the same offering or in separate offerings.

From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.

The relevant prospectus supplement will set forth the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the offeror(s) of the securities;

•	the public offering price and the proceeds which we will receive from the sale;

•	the underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchanges on which the securities of a class or series may be listed.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions we pay to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an “underwriter” as that term is defined in the Securities Act of 1933 (the “Securities Act”). Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to civil liabilities, including liabilities under the Securities Act.

Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

In connection with an offering of securities under this prospectus, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, the underwriters may discontinue them at any time. These transactions may be effected on an exchange if the securities are listed on that exchange or in the over-the-counter market or otherwise.

Persons participating in the sale or distribution of the securities may be subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, including Regulation M. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Company and our respective affiliates. Furthermore, Regulation M may restrict the ability of any person participating in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Each class or series of securities sold under this prospectus, other than our common stock, will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among, us, a trustee to be named in the senior indenture and, if guaranteed, the subsidiary guarantors named therein. We may issue subordinated notes under a subordinated indenture to be entered into among us, a trustee to be named in the subordinated indenture and, if guaranteed, the subsidiary guarantors named therein. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities.

The debt securities may be guaranteed by certain of our subsidiaries.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates, or the method of determining the dates, on which the debt securities will mature;
•	the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;
•	if a debt security is issued with original issue discount, the yield to maturity;
•	the places where payments may be made on the debt securities;
•	any mandatory or optional redemption provisions applicable to the debt securities;
•	any sinking fund or analogous provisions applicable to the debt securities;

•
whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	whether the notes will be guaranteed by certain, or all of, our subsidiaries;
•	whether the notes and/or any guarantees will be senior or subordinated;
•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;
•	any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;
•
if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;
•	whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons;
•	or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;
•
whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and
•	any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000 and, in the case of bearer debt securities, in denominations of $5,000. Debt securities may bear legends required by United States federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by our company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

If debt securities are issuable as both registered debt securities and bearer debt securities, the bearer debt securities will be exchangeable for registered debt securities. Except as provided below, bearer debt securities will have outstanding coupons. If a bearer debt security with related coupons is surrendered in exchange for a registered debt security between a record date and the date set for the payment of interest, the bearer debt security will be surrendered without the coupon relating to that interest payment and that payment will be made only to the holder of the coupon when due.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:

•
issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on:

•	if debt securities of the series are issuable only as registered debt securities, the day of mailing of the relevant notice of redemption, and
•
if debt securities of the series are issuable as bearer debt securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered debt securities and there is no publication, the day of mailing of the relevant notice of redemption;

•
register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or

•	exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on any debt security or coupon remains unclaimed at the end of two years after that amount became due and payable, the paying agent will release any unclaimed amounts to our company, and the holder of the debt security or coupon will look only to our company for payment.

Global Securities

A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Temporary Global Securities

All or any portion of the debt securities of a series that are issuable as bearer debt securities initially may be represented by one or more temporary global debt securities, without interest coupons, to be deposited with the depositary for credit to the accounts of the beneficial owners of the debt securities or to other accounts as they may direct. On and after an exchange date provided in the applicable prospectus supplement, each temporary global debt security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination of these forms, as specified in the prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or delivered to any location in the United States.

Interest on a temporary global debt security will be paid to the depositary with respect to the portion held for its account only after they deliver to the trustee a certificate which states that the portion:

•	is not beneficially owned by a United States person;
•	has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or
•
if a beneficial interest has been acquired by a United States person, that the person is a financial institution, as defined in the Internal Revenue Code, purchasing for its own account or has acquired the debt security through a financial institution and that the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations to the Internal Revenue Code and that it did not purchase for resale inside the United States.

The certificate must be based on statements provided by the beneficial owners of interests in the temporary global debt security. The depositary will credit the interest received by it to the accounts of the beneficial owners of the debt security or to other accounts as they may direct.

“United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust with income subject to United States federal income taxation regardless of its source.

Definitive Global Securities

Bearer Securities. The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company’s properties and assets to another person provided that:

•	the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and
•	immediately after giving effect to the transaction, there is no default under the applicable indenture.

The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel which state that the required conditions have been satisfied.

Each indenture contains a provision that permits our company to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

•	maintain and apply money in the defeasance trust,
•	register the transfer or exchange of the debt securities,
•	replace mutilated, destroyed, lost or stolen debt securities, and
•	maintain a registrar and paying agent in respect of the debt securities.

Each indenture also permits our company to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

The indentures specify the types of U.S. government obligations and foreign government securities that we may deposit.

Events of Default, Notice and Waiver

Each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

•	failure to pay interest on any debt security of the class or series for 30 days when due;
•	failure to pay the principal or any premium on any debt securities of the class or series when due;
•	failure to make any sinking fund payment for 30 days when due;
•	failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and
•	occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•	change the stated maturity of any debt security;
•	reduce the principal, premium, if any, or rate of interest on any debt security;
•	change any place of payment or the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	adversely affect the terms of any conversion right;
•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;
•	change any of our obligations, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the indenture for the series; or
•
change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under the indenture.

Meetings

The indentures will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by our company or the holders of at least 25% in principal amount of the outstanding debt securities of a series, in any case upon notice given in accordance with “Notices” below. Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by our company or the trustee that does not have a quorum may be adjourned for not less than 10 days. If there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days. Any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, except for any consent which must be given by the holders of each debt security affected by the modifications or amendments of an indenture described above under “Modification of the Indentures.” However, a resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given, or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series and the related coupons. The indentures will provide that specified consents, waivers and other actions may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment, acting as one class. For purposes of these consents, waivers and actions, only the principal amount of outstanding debt securities of any series represented at a meeting at which a quorum is present and voting in favor of the action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected by the modification or amendment favoring the action.

Notices

In most instances, notices to holders of bearer debt securities will be given by publication at least once in a daily newspaper in New York, New York and in London, England and in other cities as may be specified in the bearer debt securities and will be mailed to those persons whose names and addresses were previously filed with the applicable trustee, within the time prescribed for the giving of the notice. Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

Title to any bearer debt securities and any related coupons will pass by delivery. We, the trustee, and any agent of ours or the trustee may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by our company at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by our company at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to our company and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and our company before a replacement debt security will be issued.

Governing Law

The indentures, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our company’s other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by our company and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by our company includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include:

•	any of our obligations to our subsidiaries; and

•	any liability for federal, state, local or other taxes owed or owing by our company.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if the subordinated trustee and our company receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our company’s assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our company’s property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Our subsidiaries may issue full and unconditional guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	the additional terms of the guarantees.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

•	16 million shares of common stock, par value $.06 per share, of which 12,467,387 shares were issued as of December 31, 2009; and

•	5 million shares of preferred stock, par value $1.00 per share, of which no shares were issued and outstanding as of December 31, 2009.

The rights of our stockholders are governed by Delaware law, our certificate of incorporation and our bylaws. The following is a summary of the material terms of our capital stock and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, each of which is incorporated by reference in this prospectus.

Common Stock

Dividend and Liquidation Rights.  Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law (the “DGCL”) also provides that dividends may not be paid out of net profits if, after the payment of the dividend, our capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

In the event of our liquidation, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

The right of holders of our common stock to receive dividends and distributions upon liquidation will be subject to the satisfaction of any applicable preference granted to the holders of any preferred stock that may then be outstanding.

Voting and Other Rights.  Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.  The Company has the right to amend or repeal provisions of our certificate of incorporation.

No Preemptive, Conversion or Redemption Rights.  The common stock has no preemptive, conversion or exchange rights and is not subject to further calls or assessment by us. There are no redemption, retraction, purchase for cancellation or sinking fund provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. With respect to any series of preferred stock, our board of directors is authorized to determine the terms and rights of that series, including:

•	the designation of the series and the number of shares to constitute the series;

•
the dividend rate of the series, the conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of stock, and whether such dividends will be cumulative or noncumulative;

•	whether the shares of the series will be subject to redemption by us and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

•
whether or not the shares of the series will be convertible into or exchangeable for shares of any other class or classes of stock, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the restrictions, if any, on the issue or reissue of any additional shares of preferred stock of that series; and

•	the rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation.

Except as otherwise required by law or by any stock exchange, the authorized shares of preferred stock and common stock will be available for issuance without further action by our shareholders.

We could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. We will make any determination to issue preferred stock based on our judgment as to the best interests of our company and our stockholders. In so acting, we could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their common stock over the then-current market price of the common stock.

Authorized but Unissued Capital Stock

Delaware law generally does not require stockholder approval for any issuance of authorized shares. Additional shares may be issued for a variety of corporate purposes, including to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at a premium to prevailing market prices.

Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage or prevent a change in control of our company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.

Special Stockholders’ Meetings.  Our certificate of incorporation provides that special meetings of the stockholders may be called only by the chairman of the board, the president or, upon the written request of a majority of the board of directors.

Classified Board of Directors.  Our certificate of incorporation provides that our board of directors is to be divided into three classes, designated as Class I, Class II and Class III. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting will be elected for a three-year term.

Certain Board Vacancies to be Filled by Remaining Directors. Our certificate of incorporation provides that any vacancies on our board due to newly created directorships resulting from an increase in the number of directors and any vacancies as a result of death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of the majority of the remaining directors, even if such directors constitute less than a quorum.

Requirements for Advance Notification of Stockholder Proposals.  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may preclude stockholders from bringing matters before a stockholders’ meeting or from making nominations for directors at a stockholders’ meeting.

Action by Written Consent.  Under our certificate of incorporation and bylaws, our stockholders may not take action by written consent.

No Cumulative Voting.  Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Air Methods.

We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Air Methods which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Air Methods will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Air Methods and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Air Methods and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

LEGAL MATTERS

Each of Davis Graham & Stubbs LLP of Denver, Colorado, Glaser, Weil,  Fink, Jacobs, Howard & Shapiro, LLP of Los Angeles, California and Lashly & Baer, P.C. of St. Louis, Missouri have provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Air Methods Corporation as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the SEC. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information regarding the public reference facilities. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.

We have filed with the SEC a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	the description of our capital stock contained in our Registration Statement on Form S-1, as amended (File No. 333-102452).

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may receive a copy of any document incorporated herein by reference (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents), at no cost, by writing or calling Air Methods Corporation, 7301 South Peoria, Englewood, Colorado 80112.  Attention: Secretary. The telephone number is 303-792-7400.

PROSPECTUS
The information in this prospectus is not complete and may be changed.  Air Methods Corporation may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and Air Methods Corporation is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

$200,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Guarantees of Debt Securities
Warrants
Rights
Units
Depositary Shares
_____________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered:

Registration fee – Securities and Exchange Commission	$11,160
Listing Fee**	**
Printing Expenses*	$50,000
Legal Fees and Expenses*	$150,000
Accounting Fees and Expenses*	$100,000
Transfer and Disbursement Agent Fees*	$25,000
Miscellaneous*	$13,210
Total	$349,370
____________________
*	Estimated solely for the purposes of this Item. Actual expenses may vary.
**	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article IX of our certificate of incorporation generally provides that we will indemnify our directors and officers and certain other persons to the extent permitted by the DGCL.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

As permitted by the DGCL, Article VIII of our certificate of incorporation eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

•	for a breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions by the director not in good faith;

•	for acts or omissions by the director involving intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which relates to the declaration of dividends and purchase or redemption of shares in violation of the DGCL; and

•	for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement for Common Stock(1)
1.2	Form of Underwriting Agreement for Preferred Stock(1)
3.1	Certificate of Incorporation, as amended, of Air Methods Corporation (incorporated by reference to an exhibit to the Registration Statement on Form S-1 as declared effective on August 27, 1987).
3.2	Bylaws of Air Methods Corporation (incorporated by reference to an exhibit to the Current Report on Form 8-K dated June 20, 2006).
4.1	Form of Certificate representing Common Stock (incorporated by reference to an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1992).
4.2	Form of Common Stock Purchase Agreement, Dated November 26, 2003 (incorporated by reference to an exhibit to the Current Report on Form 8-K dated December 3, 2006).
4.3	Form of Common Stock Warrant Agreement and Certificate(1)
4.4	Form of Preferred Stock Warrant Agreement and Certificate(1)
4.5	Form of Senior Indenture(2)
4.6	Form of Senior Debt Security(1)
4.7	Form of Subordinated Indenture(2)
4.8	Form of Subordinated Debt Security(1)
4.9	Form of Deposit Agreement (1)
4.10	Form of Depositary Share(1)
4.11	Form of Warrant Agreement, including Form of Warrant Certificate (1)
4.12	Form of Guarantee Agreement (1)
4.13	Rights Agreement, including Form of Rights Certificate (1)
5.1	Opinion of Davis Graham & Stubbs LLP(4)
5.2	Opinion of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP(4)
5.3	Opinion of Lashly & Baer, P.C. (4)
12.1	Computation of Ratio of Earnings to Fixed Charges(4)
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP(4)
23.3	Consent of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP (included in Exhibit 5.2)
23.3	Consent of Lashly & Baer, P.C. (included in Exhibit 5.3)
24.1	Power of Attorney(2)
25.1	Form T-1 Statement of Eligibility of Trustee for the Senior Indenture(3)
25.2	Form T-1 Statement of Eligibility of Trustee for the Subordinated Indenture(3)
____________________
(1)
To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

(2)	Previously filed with this Registration Statement No. 333-163467.
(3)	To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.
(4)	Filed with this Registration Statement No. 333-163467.

ITEM 17. UNDERTAKINGS

(a)            We hereby undertake:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             If the Registrant is relying on Rule 430B:

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)            If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)           Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)            That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)            If and when applicable, the Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“TIA Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on March 19, 2010.

AIR METHODS CORPORATION

By:	/s/	Aaron D. Todd
Name:		Aaron D. Todd
Title:		Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron D. Todd	Chief Executive Officer and Director	March 19, 2010
Aaron D. Todd

/s/ Trent J. Carman	Chief Financial Officer, Secretary and Treasurer	March 19, 2010
Trent J. Carman

/s/ Sharon J. Keck	Chief Accounting Officer and Controller	March 19, 2010
Sharon J. Keck

*	Chairman of the Board	March 19, 2010
George W. Belsey

*	Director	March 19, 2010
Ralph J. Bernstein

*	Director	March 19, 2010
Mark D. Carleton

*	Director	March 19, 2010
Samuel H. Gray

*	Director	March 19, 2010
C. David Kikumoto

*	Director	March 19, 2010
MG Carl H. McNair, Jr.

*	Director	March 19, 2010
Lowell D. Miller, Ph.D.

*	Director	March 19, 2010
David A. Roehr

*	Director	March 19, 2010
Morad Tahbaz

*By:	/s/ Trent J. Carman
Trent J. Carman
Pursuant to Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 19, 2010.

Rocky Mountain Holdings, L.L.C.

By:	/s/ Aaron D. Todd
Name:	Aaron D. Todd
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron D. Todd	Chief Executive Officer	March 19, 2010
Aaron D. Todd	(principal executive officer)

/s/ Trent J. Carman	Chief Financial Officer	March 19, 2010
Trent J. Carman	(principal financial officer)

/s/ Sharon J. Keck	Chief Accounting Officer	March 19, 2010
Sharon J. Keck	(principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 19, 2010.

Mercy Air Service, Inc.

By:	/s/ Aaron D. Todd
Name:	Aaron D. Todd
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron D. Todd	Chief Executive Officer	March 19, 2010
Aaron D. Todd	(principal executive officer)

/s/ Trent J. Carman	Chief Financial Officer	March 19, 2010
Trent J. Carman	(principal financial and accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 19, 2010.

LifeNet, Inc.

By:	/s/ Aaron D. Todd
Name:	Aaron D. Todd
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron D. Todd	Chief Executive Officer	March 19, 2010
Aaron D. Todd	(principal executive officer)

/s/ Trent J. Carman	Chief Financial Officer	March 19, 2010
Trent J. Carman	(principal financial and accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 19, 2010.

FSS Airholdings, Inc.

By:	/s/ Aaron D. Todd
Name:	Aaron D. Todd
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron D. Todd	Chief Executive Officer	March 19, 2010
Aaron D. Todd	(principal executive officer)

/s/ Trent J. Carman	Chief Financial Officer	March 19, 2010
Trent J. Carman	(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement for Common Stock(1)
1.2	Form of Underwriting Agreement for Preferred Stock(1)
3.1	Certificate of Incorporation, as amended, of Air Methods Corporation (incorporated by reference to an exhibit to the Registration Statement on Form S-1 as declared effective on August 27, 1987).
3.2	Bylaws of Air Methods Corporation (incorporated by reference to an exhibit to the Current Report on Form 8-K dated June 20, 2006).
4.1	Form of Certificate representing Common Stock (incorporated by reference to an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1992).
4.2	Form of Common Stock Purchase Agreement, Dated November 26, 2003 (incorporated by reference to an exhibit to the Current Report on Form 8-K dated December 3, 2006).
4.3	Form of Common Stock Warrant Agreement and Certificate(1)
4.4	Form of Preferred Stock Warrant Agreement and Certificate(1)
4.5	Form of Senior Indenture(2)
4.6	Form of Senior Debt Security(1)
4.7	Form of Subordinated Indenture(2)
4.8	Form of Subordinated Debt Security(1)
4.9	Form of Deposit Agreement (1)
4.10	Form of Depositary Share(1)
4.11	Form of Warrant Agreement, including Form of Warrant Certificate (1)
4.12	Form of Guarantee Agreement (1)
4.13	Rights Agreement, including Form of Rights Certificate (1)
5.1	Opinion of Davis Graham & Stubbs LLP(4)
5.2	Opinion of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP(4)
5.3	Opinion of Lashly & Baer, P.C. (4)
12.1	Computation of Ratio of Earnings to Fixed Charges(4)
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP(4)
23.3	Consent of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP (included in Exhibit 5.2)
23.3	Consent of Lashly & Baer, P.C. (included in Exhibit 5.3)
24.1	Power of Attorney(2)
25.1	Form T-1 Statement of Eligibility of Trustee for the Senior Indenture(3)
25.2	Form T-1 Statement of Eligibility of Trustee for the Subordinated Indenture(3)
____________________
(1)
To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

(2)	Previously filed with this Registration Statement No. 333-163467.
(3)	To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.
(4)	Filed with this Registration Statement No. 333-163467.